NEWS

For Further
Information
Contact:

William R. Jellison	FOR IMMEDIATE RELEASE
Senior Vice President and
Chief Financial Officer
(717) 849-4243

DENTSPLY International Inc.
Reports 2010 First Quarter Results

-  First quarter net sales increased 7.7%
-  Non-GAAP earnings per share increased 2.3% to $0.44

York, PA – April 29, 2010 — DENTSPLY International Inc. (NASDAQ–XRAY) today announced sales and earnings for the three months ended March 31, 2010.  Net sales in the first quarter of 2010 increased 7.7% to $545.9 million compared to $506.9 million reported for the first quarter of 2009.  Net sales, excluding precious metal content, were $497.5 million, a 6.8% increase compared to the first quarter of 2009. Net sales, excluding precious metal content, were favorably impacted by strengthening internal growth, the benefit of a weaker U.S. dollar in the period, and acquisitions. Net sales of dental consumable products and dental specialty products continued to generate positive internal growth in the period.

Net income attributable to DENTSPLY International for the first quarter of 2010 was $61.8 million, or $0.41 per diluted share, compared to $0.41 per diluted share in the first quarter of 2009.  Net income attributable to DENTSPLY International in the first quarter of 2010 included the net of tax impact of restructuring and other costs of $2.8 million, a $0.4 million net of tax impact for acquisition-related activities and a net charge for income tax-related adjustments of $0.4 million.  Net income attributable to DENTSPLY International in the first quarter of 2009 included the net of tax impact of restructuring and other costs of $1.0 million, a $1.1 million net of tax impact for acquisition-related activities and a net charge for income tax-related adjustments of $0.3 million.  These items, in aggregate, reduced earnings on a net basis by $0.03 per diluted share in the first quarter of 2010 and $0.02 per diluted share in the first quarter of 2009.   For a reconciliation of the non-GAAP measure to earnings per share calculated according to GAAP, see the attached table.

Bret Wise, Chairman and Chief Executive Officer, stated “We are beginning to see the early signs of growth returning to the dental markets in several geographies and product categories, and are also continuing to see momentum in a number of our businesses beyond market growth.  We are encouraged by the early results from the investments we made late last year in incremental sales and marketing resources, and continue to enjoy a robust pipeline of new product innovations.   These factors give us continued confidence in our full year 2010 earnings guidance of $1.90 to $2.00.”  This guidance for earnings per diluted share is on a non-GAAP basis, excluding restructuring and other costs, acquisition-related activities and income tax-related adjustments.

ADDITIONAL INFORMATION

A conference call has been scheduled for Thursday, April 29, 2010 at 8:30 AM Eastern Time.  A live broadcast is available through Shareholder.com by accessing DENTSPLY’s website at www.dentsply.com.  In order to participate in the call, dial (888) 778-9067 (for domestic calls) and (913) 312-0645 (for international calls).  The Conference ID # is 3478481.  At that time, you will be able to discuss the first quarter earnings with DENTSPLY’s Chairman and Chief Executive Officer, Mr. Bret Wise; President and Chief Operating Officer, Mr. Chris Clark; and Senior Vice President and Chief Financial Officer, Mr. William Jellison.

A rebroadcast of the conference call will be available to the public on-line at the DENTSPLY website www.dentsply.com.  You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), pass code # 3478481.

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market.  The Company believes that it is the world’s leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental implants, impression materials, orthodontic appliances, dental cutting instruments, infection control products, and dental injectable anesthetics.  The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties.  Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors.

These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions  with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business.  Changes in such assumptions or factors could produce significantly different results.  For an additional description of risk factors, please refer to the Company’s Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provided adjusted operating income, adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted share.  These adjusted amounts consist of GAAP amounts excluding (1) restructuring and other costs, (2) acquisition-related charges, (3) adoption of certain new accounting standards, and (4) income tax-related adjustments.  Adjusted earnings per diluted share are calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average shares outstanding.  The Company also provided an operational tax rate, which is the Company’s effective tax rate, a GAAP measure, adjusted for certain one-time charges.  Adjusted operating income, adjusted net income attributable to DENTSPLY International, adjusted earnings per diluted share and operating tax rate are considered measures not calculated in accordance with GAAP, and therefore are non-GAAP measures.  These non-GAAP measures may differ from other companies.

The Company believes that the presentation of adjusted operating income, adjusted net income attributable to DENTSPLY International, adjusted earnings per diluted share and operating tax rate provides important supplemental information to management and investors seeking to understand the Company’s financial condition and results of operations.  The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT PER SHARE DATA)

	THREE MONTHS ENDED
	MARCH 31,
	2010	2009

NET SALES	$545,944	$506,949
NET SALES - Ex Precious Metal Content	497,486	465,650

COST OF PRODUCTS SOLD	263,906	241,217

GROSS PROFIT	282,038	265,732
% OF NET SALES	51.7%	52.4%
% OF NET SALES - Ex Precious Metal Content	56.7%	57.1%

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	188,034	177,987

RESTRUCTURING AND OTHER COSTS	4,680	1,570

INCOME FROM OPERATIONS	89,324	86,175
% OF NET SALES	16.4%	17.0%
% OF NET SALES - Ex Precious Metal Content	18.0%	18.5%

NET INTEREST AND OTHER NON OPERATING EXPENSE	5,878	5,114

PRE-TAX INCOME	83,446	81,061

INCOME TAXES	21,255	21,131

NET INCOME	$62,191	$59,930
% OF NET SALES	11.4%	11.8%
% OF NET SALES - Ex Precious Metal Content	12.5%	12.9%

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NONCONTROLLING INTERESTS	348	(1,813)

NET INCOME ATTRIBUTABLE TO DENTSPLY INTERNATIONAL	$61,843	$61,743
% OF NET SALES	11.3%	12.2%
% OF NET SALES - Ex Precious Metal Content	12.4%	13.3%

EARNINGS PER COMMON SHARE
-BASIC	$0.42	$0.42
-DILUTIVE	$0.41	$0.41

DIVIDENDS PER COMMON SHARE	$0.05	$0.05

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
-BASIC	146,776	148,514
-DILUTIVE	149,294	149,705

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2010	2009
ASSETS

CURRENT ASSETS:

CASH AND CASH EQUIVALENTS	$405,017	$450,348
ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET	355,030	348,684
INVENTORIES, NET	301,198	291,640
OTHER CURRENT ASSETS	117,209	127,124
TOTAL CURRENT ASSETS	1,178,454	1,217,796

PROPERTY, PLANT AND EQUIPMENT, NET	420,779	439,619
IDENTIFIABLE INTANGIBLE ASSETS, NET	83,515	89,086
GOODWILL, NET	1,279,103	1,312,596
OTHER NONCURRENT ASSETS, NET	24,896	28,835

TOTAL ASSETS	$2,986,747	$3,087,932

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$327,435	$444,556
LONG-TERM DEBT	457,565	387,151
DEFERRED INCOME TAXES	70,166	72,524
OTHER LIABILITIES	248,963	276,743
TOTAL LIABILITIES	1,104,129	1,180,974

EQUITY	1,811,188	1,832,105
NONCONTROLLING INTERESTS	71,430	74,853

TOTAL LIABILITIES AND EQUITY	$2,986,747	$3,087,932

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-GAAP financial measures.

Three Months Ended March 31, 2010

		Percentage
	Operating	of Net Sales,
	Income (Expense)	Ex Precious Metal Content

Income from Operations	$89,324	18.0%

Restructuring and Other Costs	4,680	0.9%

Acquisition-Related Activities	518	0.1%

Adjusted Non-GAAP Operating Earnings	$94,522	19.0%

Three Months Ended March 31, 2009

		Percentage
	Operating	of Net Sales,
	Income (Expense)	Ex Precious Metal Content

Income from Operations	$86,175	18.5%

Restructuring and Other Costs	1,570	0.3%

Acquisition-Related Activities	2,604	0.6%

Adjusted Non-GAAP Operating Earnings	$90,349	19.4%

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS EXCEPT PER SHARE DATA)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income attributable to DENTSPLY International and on a per share basis to the non-GAAP financial measures.

Three Months Ended March 31, 2010

	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$61,843	$0.41

Restructuring and Other Costs, Net of Tax and Noncontrolling Interests	2,791	0.02

Acquisition-Related Activities, Net of Tax and Noncontrolling Interests	387	0.00

Income Tax-Related Adjustments	437	0.00

Rounding		0.01

Adjusted Non-GAAP Earnings	$65,458	$0.44

Three Months Ended March 31, 2009

	Income	Diluted
	(Expense)	Per Share

Net Income Attributable to DENTSPLY International	$61,743	$0.41

Restructuring and Other Costs, Net of Tax and Noncontrolling Interests	996	0.01

Acquisition-Related Activities, Net of Tax and Noncontrolling Interests	1,119	0.01

Income Tax-Related Adjustments	282	0.00

Adjusted Non-GAAP Earnings	$64,140	$0.43

DENTSPLY INTERNATIONAL INC.

(IN THOUSANDS)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of pre-tax income to the non-GAAP financial measure.

Three Months Ended March 31, 2010

			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$83,446	$(21,255)	25.5%

Restructuring and Other Costs	4,680	(1,743)

Acquisition-Related Activities	518	(131)

Income Tax-Related Adjustments	-	437

As Adjusted - Non-GAAP Operating Results	$88,644	$(22,692)	25.6%

Three Months Ended March 31, 2009

			Percentage
	Pre-tax Income	Income Taxes	of Pre-tax Income

As Reported - GAAP Operating Results	$81,061	$(21,131)	26.1%

Restructuring and Other Costs	1,570	(574)

Acquisition-Related Activities	2,604	(739)

Income Tax-Related Adjustments	-	282

As Adjusted - Non-GAAP Operating Results	$85,235	$(22,162)	26.0%